Exhibit 99.1

PRESS RELEASE

THE INTERGROUP CORPORATION ANNOUNCES

RECEIPT OF NASDAQ STAFF DEFICIENCY LETTER

Los Angeles, California, September 24, 2013 – The InterGroup Corporation (NASDAQ: INTG) today announced that, on September 20, 2013, it received a Staff Deficiency Letter from the Nasdaq Stock Market Listing Qualifications Department indicating that the Company no longer complies with Nasdaq’s audit committee listing requirements as set forth in Listing Rule 5605 due to the resignation of Josef A. Grunwald as a director of the Company on September 1, 2013. Mr. Grunwald was one of three independent directors on the audit committee.

However, consistent with Listing Rule 5605(c)(4), Nasdaq will provide the Company with a cure period until February 28, 2014 in order to regain compliance by its next annual shareholders’ meeting. The Company intends to be in compliance on or before that date. The Company will also transmit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the rules no later than that date.

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Statements in this release which are not historical facts are “forward looking statements” and “safe harbor statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the Company’s public filings with the Securities and Exchange Commission.

CONTACT:	Michael G. Zybala, Assistant Secretary and
General Counsel, Telephone: (310) 466-7961